Exhibit 99.1

FOR IMMEDIATE RELEASE April 3, 2007
Cinemark USA, Inc. Announces Expiration and Final Settlement of Tender Offer
               for its Outstanding 9% Senior Subordinated Notes due 2013
PLANO, Texas—April 3, 2007—Cinemark USA, Inc. (the “Company”) announced on March 6, 2007 that it had commenced a cash tender offer (the “Tender Offer”) for any and all of its outstanding $332.25 million 9% Senior Subordinated Notes due 2013 (CUSIP No. 172441AN7) (the “Notes”). In conjunction with the Tender Offer, the Company also solicited consents (the “Consent Solicitation” and together with the Tender Offer, the “Offer”) to adopt proposed amendments to the indenture under which the Notes were issued that would eliminate substantially all restrictive covenants and certain event of default provisions. On March 20, 2007 the Company announced that, in accordance with the terms and conditions of the Offer to Purchase and Consent Solicitation Statement dated March 6, 2007, it had received tenders of Notes and deliveries of related consents from holders of 99.92% of the outstanding Notes as of 12:00 midnight, New York City time, on March 19, 2007 (the “Consent Date”). As a result of the Company’s acceptance for purchase and payment of such tendered Notes and receipt of related consents as of the Consent Date, the supplemental indenture with respect to the Notes became effective on March 20, 2007.
The Company announced today that it has accepted for purchase and payment (the “Final Settlement”) $66,000.00 of the aggregate outstanding principal amount of the Notes that were validly tendered after the Consent Date but at or prior to 12:00 midnight, New York City time, on April 2, 2007 (the “Expiration Date”), pursuant to the Tender Offer. The Expiration Date marks the expiration of the Tender Offer.
Payment for the Notes pursuant to the Final Settlement has been made today. Holders of Notes who tendered their Notes after the Consent Date but at or prior to the Expiration Date received $1,042.58 for each $1,000 principal amount of Notes held by such holder plus accrued and unpaid interest up to, but not including, the Expiration Date.
This announcement is not an offer to purchase, nor a solicitation of an offer to purchase, or a solicitation of tenders or consents with respect to, any Notes.
Lehman Brothers Inc. served as sole Dealer Manager and Solicitation Agent and D.F. King & Co., Inc. served as Information Agent and Tender Agent for the Offer.
Forward-looking Statements
The Company intends that this release be governed by the “safe harbor” provision of the Private Securities Litigation Reform Act of 1995 (the “PSLR Act”) with respect to statements that may be deemed to be forward-looking statements. Statements contained in this release other than statements of historical fact, including statements based on our current expectations, assumptions, estimates and projections about our business and our industry, are forward-looking statements. You can identify forward-looking statements by the use of words such as “may,” “should,” “will,” “could,” “estimates,” “predicts,” “potential,” “continue,” “anticipates,” “believes,” “plans,” “expects,” “future” and “intends” and similar expressions, which are intended to identify forward-looking statements. These statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, some of which are beyond the Company’s control and difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements. Forward-looking statements contained in this release reflect the Company’s view only as of the date of this release. The Company does not undertake any obligation, other than as required by law, to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.
For further information, contact:
Robert Copple
Executive Vice President and Chief Financial Officer
Phone: (972) 665-1116
Fax: (972) 665-1003
Email: rcopple@cinemark.com
Visit Cinemark’s Website @ www.cinemark.com